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                                                                   Exhibit 16.01

                  [DORFMAN, ABRAMS, MUSIC & CO. LETTERHEAD]


July 30, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Clearview Cinema Group, Inc.
    Registration Statement on Form SB-2
    File No. 333-27819 (the "Registration Statement")
    -------------------------------------------------

Ladies and Gentlemen:

Our firm served as the independent public accountant of Clearview Cinema
Group, Inc. (the "Company") for the period of December 1994 through October 1996. We are aware that, pursuant to Item 304 of Regulation S-B, the Company is required to make certain disclosures in the Registration Statement regarding any change in the Company's accountant within the past two fiscal years. We have reviewed the Company's disclosure contained in the Registration Statement and agree with the statements made therein.


Very truly yours,

/s/ DORFMAN, ABRAMS, MUSIC & CO.

DORFMAN, ABRAMS, MUSIC & CO.